UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 14, 2011

SEAFARER EXPLORATION CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-29461	73-1556428
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Kyle Kennedy
Chief Executive Officer
14497 N. Dale Mabry Hwy.
Suite 209N
Tampa, Florida 33618

(Address of principal executive offices) (Zip Code)

(813) 448-3577

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On November 10, 2010, Seafarer Exploration Corp. (“Seafarer”) entered into a letter of intent to acquire an undetermined percentage of Anchor Research & Salvage, S.R.L. (“Anchor”) (www.arsdr.com), a corporation organized and existing under the laws of the Dominican Republic. The final terms of the transaction were to be negotiated upon the completion of due diligence by both companies and included within a signed Definitive Agreement. On January 12, 2011, Seafarer exercised its right to terminate the letter of intent due to failure of the parties to agree upon final, definitive terms of the transaction.  Currently, no material relationship exists between Seafarer and Anchor.  Termination of the letter of intent does not preclude the parties from entering into a material definitive agreement in the future and there were no early termination penalties incurred by Seafarer as a result of such termination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEAFARER EXPLORATION CORP.

Date: January 14, 2010	By:	/s/ Kyle Kennedy
Name: Kyle Kennedy
Title: Chief Executive Officer